Exhibit 10.3

FIRST AMENDMENT TO STANDARD INDUSTRIAL/COMMERCIAL
SINGLE-TENANT LEASE - NET

THIS FIRST AMENDMENT TO STANDARD INDUSTRIAL /COMMERCIAL SINGLE-TENANT LEASE - NET is dated as of April 27, 2015 (this "First Amendment"), is entered into by and between 2355 UTAH INDUSTRIAL CAPITAL, LLC, a California limited liability company ("Lessor"), and KITE PHARMA, INC., a Delaware corporation ("Lessee"), with reference to the following:

R E C I T A L S

WHEREAS, Lessor and Lessee entered into that certain Standard Industrial/Commercial Single-Tenant Lease - Net dated February 17, 2015 (the "Lease"), for the lease of certain premises (the "Premises"), consisting of an approximately 43,573 rentable square feet contained within a free standing building ("Building") commonly known as 2355 Utah Avenue, El Segundo, California , as depicted on Exhibit A of the Lease.  All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease; and

WHEREAS, Lessee has submitted to Lessor for approval, and Lessor has approved, that certain tenant improvement plan dated February 20, 2015 (sheets A1-1.0, A01.1, and A01.2)(the “Tenant Improvement Plan”), subject to the mutual execution of this First Amendment.

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.Recitals.  The Recitals set forth above are incorporated herein as though set forth in full here.

2.Tenant Improvement Plan. The Tenant Improvement Plan is hereby approved by Lessor.  The Tenant Improvement Plan causes a net loss of three (3) parking spaces to the Premises resulting from the installation of the generator and air chillers at the rear of the Building.  Accordingly, all references in Section 1.2(b) of the Lease to the words “one hundred thirty-one (131)” or “131” are hereby replaced by the words “one hundred twenty-eight (128)” and “128”, respectively.  In addition, Lessee agrees that upon written notice from Lessor, Lessee shall install additional landscaping and/or screening reasonably acceptable to Lessor surrounding the generator and air chillers installed pursuant to the Tenant Improvement Plan.

3.Restrooms.  Notwithstanding anything to the contrary set forth in the Lease, upon the request of Lessor, Lessee agrees that, upon the expiration or earlier termination of the Lease, Lessee shall, at Lessee’s sole cost and expense, restore the restroom(s) to the base shell and core location(s) and configuration.

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4.Conditional Reduction of LC Amount.  Section 1.6(b)(v)(G) is hereby deleted in its entirety and replaced with the following in lieu thereof: “(G) $198,281.06 upon the expiration of the ninety-sixth calendar month of the Term.”

5.Letter of Credit.  As a condition precedent to the effectiveness of this First Amendment, Lessee agrees, at its sole cost and expense, to deliver to Lessor a revised Letter of Credit, in form and content reasonably satisfactory to Lessor, reflecting the amendment to Section 1.6(b)(v)(G) of the Lease pursuant to the terms of this First Amendment.

6.Estoppel.  Lessee hereby certifies and acknowledges, that as of the date hereof (a) Lessor is not in default in any respect under the Lease, (b) Lessee does not have any defenses to its obligations under the Lease, and (c) there are no offsets against rent payable under the Lease.  Lessee acknowledges and agrees that:  (i) the representations herein set forth constitute a material consideration to Lessor in entering into this First Amendment; (ii) such representations are being made by Lessee for purposes of inducing Lessor to enter into this First Amendment; and (iii) Lessor is relying on such representations in entering into this First Amendment.

7.Brokers.  Lessee hereby represents and warrants to Lessor that Lessee has not entered into any agreement or taken any other action which might result in any obligation on the part of Lessor to pay any brokerage commission, finder's fee or other compensation with respect to this First Amendment, and Lessee agrees to indemnify and hold Lessor harmless from and against any losses, damages, costs or expenses (including without limitation, attorneys' fees) incurred by Lessor by reason of any breach or inaccuracy of such representation or warranty.

8.Ratification.  Except as otherwise specifically herein amended, the Lease is and shall remain in full force and effect according to the terms thereof.  In the event of any conflict between the Lease and this First Amendment, this First Amendment shall control.

9.Counterparts.  This First Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, this First Amendment has been executed by the parties as of the date first referenced above.

"Lessor"2355 UTAH INDUSTRIAL CAPITAL, LLC,
a California limited liability company

By: /s/ Lawrence N. Field________________

Name: Lawrence N. Field_____________

Title: Member______________________

"Lessee"KITE PHARMA, INC.,
a Delaware corporation

By: /s/ Cynthia M. Butitta________________

Name: Cynthia M. Butitta____________

Title: COO & CFO__________________

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